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Exhibit 23.2

CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP

GCO Education Loan Funding Trust-1
GCO-ELF LLC

        We consent to the use of our name in the post-effective amendment to the registration statement of GCO Education Loan Funding Trust-1 and GCO ELF LLC, registration nos. 333-102760 and 333-102760-01, to which this consent is attached, which registers student loan asset-baked notes to be issued by GCO Education Loan Funding Trust-1.

/s/ Ballard Spahr Andrews & Ingersoll, LLP

January 18, 2005

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CONSENT OF BALLARD SPAHR ANDREWS & INGERSOLL, LLP